Exhibit 99.8

INTELGENX TECHNOLOGIES CORP.

(A Delaware Corporation)

SUBSCRIPTION DOCUMENTS

SUBSCRIPTION AGREEMENT

INTELGENX TECHNOLOGIES CORP.

Gentlemen (Ladies):

The undersigned (the “Subscriber”) hereby tenders this subscription and applies for the purchase of 2,220 units (the “Initial Units”) of IntelGenx Technologies Corp., a Delaware corporation (the “Issuer”), with each Initial Unit consisting of (i) U.S. $1,000 of 12% Convertible Promissory Notes (the “Notes”) and (ii) 5,405 common stock purchase warrants (each warrant, a “Warrant”) equal to the quotient of U.S. $1,000 divided by the Initial Conversion Price (minimum investment U.S. $50,000, with additional investment of U.S. $10,000 and integral multiples thereof), upon the terms and conditions set forth below (the “Initial Subscription”). The “Initial Conversion Price” means U.S. $ 0.185.

A check (or wire transfer to the account noted on the signature page of this Subscription Agreement) made payable to “———————” in the initial subscription amount and a Confidential Purchaser Questionnaire are also delivered simultaneously (collectively, the “Subscription Documents”). The Subscriber understands that the Issuer may reject any subscription for any reason; the Issuer will promptly return the funds and Subscription Documents if the Issuer rejects this Subscription Agreement, without interest or deduction.

By execution below, the Subscriber also hereby commits to, and the Issuer hereby accepts, the purchase of an additional 750 units (the “Subsequent Units” and, together with the Initial Units, the “Units”) five (5) business days (the “Subsequent Closing Date”) following the date on which the Shareholder Approvals (as defined below) are obtained. The Subsequent Units shall be issued on the same terms as the Initial Units, with each Subsequent Unit consisting of (i) U.S. $1,000 of Notes (with a conversion price equal to the Initial Conversion Price), and (ii) 5,405 Warrants, upon the terms and conditions set forth below (the “Subsequent Subscription” and, together with the Initial Subscription, the “Subscription”). A check (or wire transfer to the account noted on the signature page of this Subscription Agreement) made payable to “[Account Name]” in the subsequent subscription amount shall be delivered on or prior to the Subsequent Closing Date. The Subscriber acknowledges that, unless advised otherwise by the Subscriber, the Issuer shall be entitled to rely on the Confidential Purchaser Questionnaire delivered herewith as of the Subsequent Closing Date.

By execution below, the Subscriber also acknowledges that the Issuer is relying upon the accuracy and completeness of the Subscriber’s representations contained in the Subscription Documents in complying with its obligations under applicable securities laws. For sections below preceded by a box and ending with a blank line, please check the box and initial the line to show that you have read and understand that section.

1.	The Subscriber acknowledges and represents as follows:

(a)	The Subscriber has received and carefully reviewed, and is familiar with, this Subscription Agreement and all materials incorporated by reference in or delivered with this Subscription Agreement.

         (Initial Here)

(b)	The Subscriber qualifies as an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (“Regulation D”) under the Securities Act of 1933, as amended (the “Securities Act”).

(Initial Here)

(c)

The Subscriber qualifies as an “accredited investor” as that term is defined in National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”) and has completed section “C” of the Confidential Purchase Questionnaire attached hereto.

         (Initial Here)

(d)

The Subscriber has obtained to the extent he or she deems necessary his or her own personal professional advice with respect to the risks inherent in this investment, and the suitability of this investment considering his or her own financial condition and investment needs.

         (Initial Here)

(e)

The Subscriber believes that the investment in the Units is suitable for him or her based upon his or her age, investment objectives and future financial needs; the Subscriber has adequate means for providing for his or her current financial needs and personal contingencies and has no need for liquidity with respect to the Units. In addition, the Subscriber does not believe that his or her ownership of Units, considered with the Subscriber’s overall ownership of other illiquid investments, is excessive. Subscriber hereby acknowledges that he/she is willing to accept a high degree of risk and illiquidity in his or her investment in the Units.

         (Initial Here)

(f)

The Subscriber has been given access to full and complete information regarding the Issuer, including the Issuer’s filings (the “Public Filings”) with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and has used such access to his or her satisfaction, or waived the opportunity to do so, for the purposes of asking questions and receiving answers concerning the terms and conditions of the Subscription, obtaining information in addition to, or verifying information included in the Public Filings, and obtaining any of the documents described in the Public Filings. The Subscriber has either attended or been given reasonable opportunity to attend a meeting with representatives of the Issuer to ask questions of, and receive answers from, such representatives concerning the terms and conditions of the Subscription and to obtain any additional information reasonably available and necessary to verify the accuracy of information provided in the Public Filings.

         (Initial Here)

(g)

The Subscriber recognizes that the Issuer has a limited operating history and that the Units and the common stock into which the Notes and the Warrants are convertible (such common stock collectively referred to as the “Unit Shares” and together with the Notes and the Warrants, the “Securities”) as an investment involves a high degree of risk, including, but not limited to, the risks described in the Public Filings under the heading “Risk Factors.”

         (Initial Here)

(h)

The Subscriber realizes that (i) the purchase of the Units is a long-term investment, (ii) the Subscriber must bear the economic risk of investment for an indefinite period of time because the Issuer has not registered the Securities under applicable securities laws in reliance on exemptions from such registration, and, therefore, the Subscriber may not sell the Securities unless the Issuer subsequently registers the Securities under such securities laws or the Subscriber establishes an exemption from such registration, (iii) there is no public market for the Notes and Warrants, none is expected to develop and the Subscriber may not be able to liquidate his or her investment in the event of an emergency or pledge the Notes or Warrants as collateral security for loans, and, (iv) the Issuer will place a legend on any certificate representing the Securities stating that the Securities have not been registered under the Securities Act and applicable state securities laws and referencing the restrictions on transferability of the Securities.

         (Initial Here).

(i)	The Subscriber recognizes that the Issuer has no obligation to repurchase or redeem the Notes.

         (Initial Here)

(j)

The Subscriber is not purchasing the Securities as a result of any general solicitation or general advertising as such terms are described in Rule 502(c) of Regulation D, including but not limited to advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of the Subscriber, any other general solicitation or general advertisement.

         (Initial Here)

(k)

The Subscriber understands that the Securities are “restricted securities” within the meaning of Rule 144 under the Securities Act and have not been registered under the Securities Act or any applicable state securities law or Canadian securities laws and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling the Securities or any part thereof in violation of the Securities Act or any applicable state securities laws, has no present intention of distributing any of the Securities in violation of the Securities Act or any applicable state securities laws and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities laws or applicable Canadian securities laws (this representation and warranty not limiting the Subscriber’s right to sell the underlying Unit Shares pursuant to any registration statement or otherwise in compliance with applicable federal and state securities laws).

         (Initial Here)

(l)	The Subscriber can bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

         (Initial Here)

(m)	The Subscriber has consulted with their own counsel, accountant and other professional advisors as to legal, tax and other related matters concerning an investment in the Securities.

         (Initial Here)

(n)

The Subscriber may not dispose of the Securities except in compliance with state and federal securities laws of the United States. In connection with any transfer of Securities other than pursuant to an effective registration statement, to the Issuer or to an affiliate (as defined in Rule 405 under the Securities Act) of the Subscriber, the Issuer may require the transferor to provide the Issuer an opinion of counsel selected by the transferor and reasonably acceptable to the Issuer, the form and substance of which opinion shall be reasonably satisfactory to the Issuer, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Subscription Agreement.

(Initial Here)

(o)	The Subscriber agrees to the imprinting, so long as is required by applicable securities laws, of legend on any of the Securities in the following form:

“THE SECURITIES REPRESENTED HEREBY [for Notes add: AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF] HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (B) PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION. HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE DISTRIBUTION DATE].”

         (Initial Here)

(p)

The Subscriber acknowledges (i) the delivery to the applicable Canadian securities regulatory authority or regulator of the full name, residential address and telephone number of the Subscriber, the number and type of securities purchased, the aggregate subscription price, the exemption relied upon and the date of distribution; (ii) that such information is being collected indirectly by the applicable securities regulatory authority or regulator under the authority granted in securities legislation; (iii) that such information is being collected for the purposes of the administration and enforcement of the securities legislation of the applicable jurisdiction; and (iv) that public officials in the jurisdictions, as applicable, set out in Exhibit “2” to the Confidential Purchaser Questionnaire, can be contacted regarding any question about the applicable security regulatory authority’s or regulator’s indirect collection of this information.

         (Initial Here)

2.

The Issuer has advised the Subscriber that the Issuer is not registering the Securities under the Securities Act or under any relevant state securities laws, but the Issuer is offering and selling the Units (the “Offering”) under exemptions from such registrations, and that the Issuer’s reliance upon such exemptions is predicated in part on the Subscriber’s representations as contained in these Subscription Documents. The Subscriber represents and warrants that the Subscriber is purchasing the Units for his or her own account and for investment and without the intention of reselling or distributing the Units or the Unit Shares, that the Subscriber has not made any agreement with others regarding the Units, and that the Subscriber’s financial condition is such that it is not likely that the Subscriber will find it necessary to dispose of any of the Units in the foreseeable future. The Subscriber further represents that he or she understands that the Subscriber may not dispose of or transfer the Units or the Unit Shares in any manner without first obtaining (i) an opinion of counsel reasonably satisfactory to the Issuer that the Subscriber may lawfully make the proposed disposition or transfer without the registration of such Units or Unit Shares under the Securities Act and applicable state securities laws, or (ii) such registrations.

3.	The Subscriber represents that it is (initial one):

         not an insider of the Issuer (as such term is defined in the policies of the Toronto Stock Exchange, an “Insider”)

         an Insider

and acknowledges:

(i)

the aggregate number of Unit Shares that may be issued to any holders of Notes and/or Warrants in connection with the Offering (pursuant to the exercise of the Warrants, the conversion of the Notes and/or the payment of interest on the Notes into Unit Shares, as the case may be) shall be limited to 43,664,524 Unit Shares (the “General Cap”), which equals 24.99% of the issued and outstanding shares of common stock of the Issuer (on a non-diluted basis) as of the date of this Subscription Agreement, unless the General Shareholder Approval (as defined below) is obtained;

(ii)

that the aggregate number of Unit Shares that may be issued to Insiders (as of the date of this Subscription Agreement) from time to time pursuant to the exercise of the Warrants, the conversion of the Notes and/or the payment of interest on the Notes into Unit Shares, as the case may be) shall be limited to 17,645,809 Unit Shares (the “Insider Issuance Cap”), which equals 9.99% of the issued and outstanding shares of common stock of the Issuer (on a non-diluted basis) as of the date of this Subscription Agreement, unless the Insider Shareholder Approval (as defined below) is obtained;

Each of the General Cap and the Insider Issuance Cap shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse-stock split or other similar transaction.

The Issuer undertakes to use its best efforts to obtain, as soon as possible and in any event within 90 days from the date of this Subscription Agreement (which deadline may be extended for an additional 30 days on the written consent of the Subscriber, such consent not to be unreasonably withheld, conditioned or delayed), each of the Shareholder Approvals either (i) by written consent of the shareholders in accordance with the TSX Company Manual, or (ii) by calling and holding a shareholders’ meeting, it being understood that obtaining the General Shareholder Approval shall be dependent on obtaining the Insider Shareholder Approval, and vice versa. In the event that the Issuer intends to obtain the Shareholder Approvals by calling and holding a shareholders’ meeting, the Issuer undertakes to prepare and complete a management information circular / proxy statement (the “Circular”) as well as any other documents required by applicable law for the purpose of seeking the Shareholder Approvals, and the Issuer shall ensure that the Circular is filed and sent to all of the Issuer’s shareholders and to any other person as required by applicable law. To the extent the Circular or related documents include any information relating solely to the Subscriber, the Issuer agrees that all such information which is provided in writing by or on behalf of the Subscriber for inclusion in the Circular or related documents shall be to the satisfaction of the Subscriber, acting reasonably.

The right of the Subscriber to convert the Notes and/or exercise Warrants shall be subject to confirmation by the Issuer that the proposed conversion of the Notes or exercise of Warrants complies with the General Cap and/or the Insider Issuance Cap, or the obtaining of the General Shareholder Approval and/or the Insider Shareholder Approval, as the case may be, such confirmation to be evidenced by the acceptance of the conversion or exercise by the Issuer in writing.

For greater certainty, the Issuer shall not effect any conversion of Notes, or exercise of Warrants, and the Subscriber shall not have the right to convert any portion of its Notes, or exercise any of its Warrants, and the Issuer shall not pay any interest into Unit Shares, to the extent that after giving effect to such issuance, the General Cap would be exceeded or, if the Subscriber is an insider of the Issuer (as of the date hereof), the Insider Issuance Cap would be exceeded, without the Shareholder Approval and/or the Insider Shareholder Approval, as applicable.

For the purpose of this Section 3:

“General Shareholder Approval” means the approval by the shareholders of the Issuer in accordance with the rules and policies of the Toronto Stock Exchange to issue an aggregate number of shares of common stock upon conversion of the Notes, exercise of the Warrants and/or the payment of interest into Unit Shares in excess of the General Cap in accordance with Section 607(g)(i) of the TSX Company Manual.

“Insider Shareholder Approval” means the approval by the disinterested shareholders of the Issuer in accordance with the rules and policies of the Toronto Stock Exchange to issue to insiders of the Issuer (as of the date hereof) an aggregate number of shares of common stock upon conversion of the Notes, exercise of the Warrants and/or the payment of interest into Unit Shares in excess of the Insider Issuance Cap in accordance with Section 607(g)(ii) of the TSX Company Manual.

“Shareholder Approvals” means, collectively, the General Shareholder Approval and the

Insider Shareholder Approval.

4.

The Subscriber represents and warrants that he or she is a bona fide resident of, and is domiciled in, the jurisdiction indicated below and that the Subscriber is purchasing the Securities in Subscriber’s name solely for Subscriber’s own beneficial interest and not as nominee for, or on behalf of, or for the beneficial interest of, or with the intention to transfer to, any other person, trust, or organization, except as specifically set forth in paragraph 7 of this Subscription Agreement.

5.	The Subscriber is aware of the significance to you of the foregoing representations, and Subscriber is making such representations with the intention that you will rely on them.

6.	The Subscriber, if other than an individual, makes the following additional representations and warranties:

(a)	The Subscriber was not organized for the specific purpose of acquiring the Securities.

(b)

The Subscriber has duly authorized this Subscription Agreement by all necessary action on the Subscriber’s part, an authorized officer or representative of the Subscriber has duly executed the Subscription Documents, and this Subscription Agreement is a legal, valid and binding obligation of the Subscriber enforceable in accordance with its terms.

7.

This Subscription Agreement, together with the letter agreement between the Subscriber, an affiliate of the Subscriber and the Issuer dated as of the date hereof, represents the entire agreement of the parties hereto relating to the subject matter hereof, and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein or therein.

8.	Manner in Which Title to the Units is to be Held. (Check One)

a.	Individual Ownership

b.	Community Property

c.	Joint Tenant with Right of Survivorship (both parties must sign)

d.	Partnership

e.	Tenants in Common

f.	Corporation

g.	Trust

h.	Other

Florida Residents: When sales are made to five or more persons in Florida, any sale in Florida shall be voidable by the purchaser within three days after the first tender of consideration is made by such purchaser to the Issuer, an agent of the Issuer, or an escrow agent or within three days after the availability of this privilege is communicated to such purchaser, whichever occurs later. Therefore, any Florida resident who purchases Notes is entitled to exercise the foregoing statutory rescission right up to three business days after purchasing the Notes by telephone, telegram or letter notice. Any telegram or letter should be sent or postmarked prior to the end of the third business day. A letter should be mailed by certified mail, return receipt requested, to ensure its receipt and to evidence the time of mailing. Any oral requests should be confirmed in writing.

SIGNATURE PAGE FOR INDIVIDUALS

Dated: ____________, 2023

Total Subscription U.S. $	Signature

Signature
(All record holders must sign)

Name(s) Typed or Printed

Residence Address—Street

Social Security Number:

City, State and Zip Code

Occupation:
Telephone Number

SEGREGATED ACCOUNT WIRE INSTRUCTIONS

Account Name:	[__]
Account Number:	[__]
Routing Number:	[__]
SWIFT Code:	[__]
Bank Name and Address:	[__]
Reference	INTELGENX TECHNOLOGIES CORP.

[Name and Address]

SIGNATURE PAGE FOR ENTITIES

Dated: August 31, 2023
atai Life Sciences AG
Total Subscription: $	Name of Entity

/s/ Florian Brand
Signature and Title

Florian Brand, Chief Executive Officer
Name(s) and Title(s) Typed or
Printed

Wallstraße 16
Jurisdiction of Incorporation or Formation	Business Address—Street

Tax Identification Number:	10179 Berlin, Germany
City, State and Zip Code

Telephone Number

ESCROW ACCOUNT WIRE INSTRUCTIONS

Account Name:	[__]
Account Number:	[__]
Routing Number:	[__]
SWIFT Code:	[__]
Bank Name and Address:	[__]
Reference	INTELGENX TECHNOLOGIES CORP.

[Name and Address]

WHEN COMPLETED, SIGNED AND ACKNOWLEDGED THIS SUBSCRIPTION AGREEMENT, THE CONFIDENTIAL PURCHASER QUESTIONNAIRE AND THE SUBSCRIBER’S CHECK (OR WIRE TRANSFER) MADE PAYABLE TO                  SHOULD BE DELIVERED TO                 .

ACCEPTED:

INTELGENX TECHNOLOGIES CORP.

By:	/s/ Andre Godin	Date: August 31, 2023
Andre Godin, President and Chief Financial Officer

CERTIFICATE OF SIGNATORY

(To be completed if Notes are being subscribed for by an entity)

I, Florian Brand, am the CEO of atai Life Sciences AG (the “Entity”).

I certify that I am empowered and duly authorized by the subscribing entity to execute and carry out the terms of the Subscription Documents and to purchase and hold the Units and certify further that I have duly and validly executed the Subscription Documents on behalf of the subscribing entity and that the Subscription Documents constitute legal and binding obligations of the subscribing entity.

IN WITNESS WHEREOF, I have set my hand this 31st day of August, 2023.

/s/ Florian Brand
(Signature)

Florian Brand, Chief Executive Officer
Name and Title, Typed or Printed

INTELGENX TECHNOLOGIES CORP.

CONFIDENTIAL PURCHASER QUESTIONNAIRE

CONFIDENTIAL PURCHASER QUESTIONNAIRE

INTELGENX TECHNOLOGIES CORP.

Gentlemen (Ladies):

The Subscriber is furnishing the following information to you in order for you to determine whether the Subscriber will be a qualified purchaser of units (the “Units”) of INTELGENX TECHNOLOGIES CORP., a Delaware corporation (the “Issuer”), with each Unit consisting of (i) US$1,000 of 12% Convertible Promissory Notes and (ii) a number of common stock purchase warrants as provided for in the accompanying Subscription Agreement, pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder, and certain state suitability requirements (the transaction referred herein as the “Subscription”). I understand that you will rely upon the following information for purposes of such determination. In particular, I understand that you will be relying on my representations in this questionnaire to determine that I am a suitable investor, as described in the accompanying Subscription Agreement.

I understand that the Issuer’s exemptions from registration under the Securities Act and state securities laws are based in part on these representations.

____ (Initial Here)

I represent and warrant to you that (i) the information contained below is complete and accurate and the Issuer may rely on such information, and (ii) I will notify you immediately of any material change in any of such information occurring before the closing of my purchase of Units.

___ (Initial Here)

I UNDERSTAND THAT YOU WILL TREAT ALL INFORMATION CONTAINED IN THIS PURCHASER QUESTIONNAIRE CONFIDENTIALLY. However, I agree that you may present this Purchaser Questionnaire to such parties as you deem appropriate if called upon to establish that the proposed Subscription and sale of the Units is exempt from registration under the Securities Act or meets the requirements of applicable state securities laws, or as otherwise required by law.

A. GENERAL INFORMATION. (Please print or type, attach additional information on separate sheets if necessary.)

1. Name of Subscriber (for corporations, partnerships, limited liability companies or trusts, please give name of entity and name of authorized individual completing this Purchaser Questionnaire):

Home or Principal Business Address

Date of Birth/Organization:                          U.S. Citizen:          Yes          No

Occupation or Principal Business:

Social Security/Tax I.D. No.:

Employer:

3. For Subscribers Other Than Individuals

To establish that the Subscriber is authorized to invest in the Units, please furnish the following:

a. A partnership must attach to this Purchaser Questionnaire a copy of its partnership agreement.

b. A limited partnership or limited liability company must attach to this Purchaser Questionnaire a copy of its limited partnership agreement or operating agreement.

c. A trust must attach to this Purchaser Questionnaire a copy of the trust agreement.

4. Investment Decision

If the Subscriber is a partnership, did each partner elect whether he will participate in the partnership’s investment in the Units? _____ Yes _______No

If the answer is “yes,” please state the number of partners who elected to participate in this investment: _______

B. FINANCIAL INFORMATION

I understand that the representations contained in this Part B are made to qualify me as an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act. I hereby represent that the statement or statements marked below are true and correct in all respects. I understand that a false representation may constitute a violation of law. (Initial Here)

PLEASE INDICATE EACH CATEGORY OF ACCREDITED INVESTOR THAT YOU SATISFY BY PLACING AN “X” ON THE APPROPRIATE LINE BELOW.

Category 1. [Rule 501(a)(1)]	A bank, as defined in Section 3(a)(2) of the Securities Act, whether acting in its individual or fiduciary capacity; or

Category 2. [Rule 501(a)(1)]	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; or

Category 3. [Rule 501(a)(1)]	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; or

Category 4. [Rule 501(a)(1)]	An investment adviser registered pursuant to Section 203 of the U.S. Investment Advisers Act of 1940, as amended, or registered pursuant to the laws of a state; or

Category 5. [Rule 501(a)(1)]	An investment adviser relying on the exemption from registering with the Securities and Exchange Commission under Section 203(l) or (m) of the U.S. Investment Advisers Act of 1940, as amended; or

Category 6. [Rule 501(a)(1)]	An insurance company as defined in Section 2(a)(13) of the Securities Act; or

Category 7. [Rule 501(a)(1)]	An investment company registered under the U.S. Investment Company Act of 1940, as amended; or

Category 8. [Rule 501(a)(1)]	A business development company as defined in Section 2(a)(48) of the U.S. Investment Company Act of 1940, as amended; or

Category 9. [Rule 501(a)(1)]	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958, as amended; or

Category 10. [Rule 501(a)(1)]	A Rural Business Investment Company as defined in Section 384A of the U.S. Consolidated Farm and Rural Development Act of 1972, as amended; or

Category 11. [Rule 501(a)(1)]	A plan established and maintained by a state, its political subdivision or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with assets in excess of U.S. $5,000,000; or

Category 12. [Rule 501(a)(1)]	An employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974, as amended, in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of U.S. $5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are accredited investors; or

Category 13. [Rule 501(a)(2)]	A private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940, as amended; or

Category 14. [Rule 501(a)(3)]	An organization described in Section 501(c)(3) of the U.S. Internal Revenue Code of 1986, as amended, a corporation, a Massachusetts or similar business trust, a partnership, or a limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of U.S. $5,000,000; or

Category 15. [Rule 501(a)(4)]	A director, executive officer or general partner of the Issuer being offered or sold, or any director, executive officer, or general partner of a general partner of the Issuer; or

Category 16. [Rule 501(a)(5)]	A natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds U.S. $1,000,000; or

(Note: For the purposes of calculating “net worth”

(i) the person’s primary residence shall not be included as an asset;

(ii)  indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the closing of the Subscription, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the closing of the Subscription exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability.)

(Note: For the purposes of calculating “joint net worth”, joint net worth can be the aggregate net worth of the investor and spouse or spousal equivalent, and assets need not be held jointly to be included in the calculation. Reliance on the joint net worth standard does not require that the securities be purchased jointly.)

(Note: The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.)

Category 17. [Rule 501(a)(6)]

A natural person who had an individual income in excess of U.S. $200,000 in each year of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of U.S. $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

(Note: The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.)

Category 18. [Rule 501(a)(7)]	A trust, with total assets in excess of U.S. $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under Regulation D; or

Category 19. [Rule 501(a)(8)]

An entity in which each of the equity owners are accredited investors; or

(Note: It is permissible to look through various forms of equity ownership to natural persons in determining the accredited investor status of entities under this category. If those natural persons are themselves accredited investors, and if all other equity owners of the entity seeking accredited investor status are accredited investors, then this category may be available.)

Category 20. [Rule 501(a)(9)]	An entity, of a type not listed in Categories 1 through 14, 18 or 19 above, not formed for the specific purpose of acquiring the securities offered, owning “investments” (as defined in Rule 2a51-1(b) under the U.S. Investment Company Act of 1940, as amended) in excess of U.S. $5,000,000; or

Category 21. [Rule 501(a)(10)]

A natural person holding in good standing one or more of the following professional licenses:

(i) General Securities Representative license (Series 7);

(ii)  Private Securities Offerings Representative license (Series 82), and

(iii)  Investment Adviser Representative license (Series 65); or

Category 22. [Rule 501(a)(11)]	A natural person who is a “knowledgeable employee” (as defined in Rule 3c-5(a)(4) under the U.S. Investment Company Act of 1940, as amended) of the Issuer being offered or sold where the issuer would be an “investment company” (as defined in Section 3 of U.S. Investment Company Act of 1940, as amended), but for the exclusion provided by either Section 3(c)(1) or section 3(c)(7) of U.S. Investment Company Act of 1940, as amended; or

Category 23. [Rule 501(a)(12)]

A “family office” (as defined in Rule 202(a)(11)(G)-1 under the U.S. Investment Advisers Act of 1940, as amended):

(i) with assets under management in excess of U.S. $5,000,000,

(ii)  that is not formed for the specific purpose of acquiring the securities offered, and

(iii)  whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

Category 24. [Rule 501(a)(13)]	A “family client” (as defined in Rule 202(a)(11)(G)-1 under the U.S. Investment Advisers Act of 1940, as amended) of a family office meeting the requirements in Category 23 above and whose prospective investment in the issuer is directed by such family office pursuant to clause (iii) of Category 23.

C.	QUALIFICATION UNDER NI 45-106

I understand that the representations contained in this Part C are made to qualify me as an “accredited investor” as defined in NI 45-106. I hereby represent that the statement or statements marked below are true and correct in all respects. I understand that a false representation may constitute a violation of law, and that any person who suffers damage as a result of a false representation may have a claim against me for damages. ____ (Initial Here)

PLEASE INDICATE EACH CATEGORY OF ACCREDITED INVESTOR THAT YOU SATISFY BY PLACING AN “X” ON THE APPROPRIATE LINE BELOW.

_______	(a)	a Canadian financial institution, or a Schedule III bank;

_______	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

_______	(c)	a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

_______	(d)	a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer;

_______	(e)	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

_______	(e.1)	an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

_______	(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

_______	(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

_______	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

_______	(i)	a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada;

_______	(j)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds C$1,000,000 [NOTE: If the Subscriber is relying on this category of Accredited Investor to purchase Units, the Subscriber must also complete in duplicate Exhibit “1” hereto.];

_______	(j.1)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds C$5,000,000;

_______	(k)	an individual whose net income before taxes exceeded C$200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded C$300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year [NOTE: If the Subscriber is relying on this category of Accredited Investor to purchase Units, the Subscriber must also complete in duplicate Exhibit “1” hereto.];

_______	(l)	an individual who, either alone or with a spouse, has net assets of at least C$5,000,000; [NOTE: If the Subscriber is relying on this category of Accredited Investor to purchase Units, the Subscriber must also complete in duplicate Exhibit “1” hereto.];

_______	(m)	a person, other than an individual or investment fund, that has net assets of at least C$5,000,000 as shown on its most recently prepared financial statement;

_______	(n)	an investment fund that distributes or has distributed its securities only to (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment] or 2.19 [Additional investment in investment funds] of NI 45-106, or (iii) a person described in sub-paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106;

_______	(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

_______	(q)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

_______	(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

_______	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

_______	(t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors [NOTE: Indicate the category under which each owner of interests, direct, indirect or beneficial, is an accredited investor]:
_________________________________________________________________________________________________________
_________________________________________________________________________________________________________
_________________________________________________________________________________________________________
_________________________________________________________________________________________________________
_________________________________________________________________________________________________________;

_______	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser;

_______	(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor; or

_______	(w)	a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

For the purposes hereof, the following definitions are included for convenience:

(a)	“bank” means a bank named in Schedule I or II of the Bank Act (Canada);

(b)

“Canadian financial institution” means (i) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or (ii) a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(c)	“company” means any corporation, incorporated association, incorporated syndicate or other incorporated organization;

(d)	“financial assets” means (i) cash, (ii) securities, or (iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(e)

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(f)	“investment fund” has the same meaning as in National Instrument 81-106 - Investment Fund Continuous Disclosure;

(g)	“person” includes

(i)	an individual,

(ii)	a corporation,

(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons whether incorporated or not, and

(iv)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative.

(h)	“related liabilities” means (i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (ii) liabilities that are secured by financial assets;

(i)	“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

(j)

“spouse” means, an individual who, (i) is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual, (ii) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or (iii) in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(k)	“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

In NI 45-106 a person or company is an affiliate of another person or company if one of them is a subsidiary of the other, or if each of them is controlled by the same person.

In NI 45-106 and except in Part 2 Division 4 (Employee, Executive Officer, Director and Consultant Exemption) of NI 45-106, a person (first person) is considered to control another person (second person) if (a) the first person beneficially owns or directly or indirectly exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation, (b) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or (c) the second person is a limited partnership and the general partner of the limited partnership is the first person.

PURCHASER QUESTIONNAIRE SIGNATURE PAGE

For Execution by Individual Investor(s):

(Each joint investor must sign)

Date:______________, 2023

Signature of Investor	Please print name

Signature of Investor	Please print name

For Execution by Person Making Investment Decision for Corporate, Partnership, Limited Partnership, Limited Liability Company or Trust Investor:

Name of Investor:	atai Life Sciences AG

By:	/s/ Florian Brand

Florian Brand, Chief Executive Officer
Print or type name and title of person making investment decision

Signature of person making the investment decision on behalf of the Investor

25

EXHIBIT “1”

RISK ACKNOWLEDGEMENT FORM FOR CERTAIN INDIVIDUAL ACCREDITED INVESTORS

WARNING!

This investment is risky. Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER

1. About your investment Type of securities: Units consisting of of (i) US$1,000 of 12% Convertible Promissory Notes (the “Notes”) and (ii) a number of common stock purchase warrants	Issuer: IntelGenx Technologies Corp.

Purchased from: IntelGenx Technologies Corp. (the “Issuer”)

SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER

2. Risk acknowledgement

This investment is risky. Initial that you understand that:	Your initials

Risk of loss – You could lose your entire investment of $ . [Instruction: Insert the total dollar amount of the investment.]

Liquidity risk – You may not be able to sell your investment quickly – or at all.
Lack of information – You may receive little or no information about your investment.

Lack of advice – You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.

3. Accredited investor status

You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.	Your initials

•  Your net income before taxes was more than $200,000 in each of the 2 most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)

26

•  Your net income before taxes combined with your spouse’s was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.

• Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.

• Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are

4. Your name and signature

By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.

First and last name (please print):

Signature: /s/ Florian Brand		Date: August 31, 2023

SECTION 5 TO BE COMPLETED BY THE SALESPERSON

5. Salesperson information

[Instruction: The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement.]

First and last name of salesperson (please print):

Telephone:	Email:

Name of firm (if registered):	Dealer Rep. Code:

SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER

6. For more information about this investment

IntelGenx Technologies Corp.
6420 Abrams
Ville Saint-Laurent, Québec
H4S 1Y2, Canada

André Godin
President and Chief Financial Officer
(514)331-7440
www.intelgenx.com

For more information about prospectus exemptions, contact your local contact information at www.securities-administrators.ca.

EXHIBIT “2”

CONTACT INFORMATION FOR CANADIAN

PROVINCES AND TERRITORIES REGULATORY AUTHORITIES

Alberta Securities Commission	Government of Nunavut Office of the Superintendent of
Suite 600, 250 – 5th Street SW	Securities
Calgary, Alberta T2P 0R4	Legal Registries Division
Telephone: (403) 297-6454	P.O. Box 1000, Station 570
Toll free in Canada: 1-877-355-0585	4th Floor, Building 1106
Facsimile: (403) 297-2082	Iqaluit, Nunavut X0A 0H0
Public official contact regarding indirect collection of information:	Telephone: (867) 975-6590
FOIP Coordinator	Facsimile: (867) 975-6594
British Columbia Securities Commission	Public official contact regarding indirect collection of information: Superintendent of Securities
P.O. Box 10142, Pacific Centre 701 West Georgia Street	Ontario Securities Commission
Vancouver, British Columbia V7Y 1L2	20 Queen Street West, 22nd Floor
Inquiries: (604) 899-6854	Toronto, Ontario M5H 3S8
Toll free in Canada: 1-800-373-6393	Telephone: (416) 593- 8314
Facsimile: (604) 899-6581	Toll free in Canada: 1-877-785-1555
Email: FOI-privacy@bcsc.bc.ca	Facsimile: (416) 593-8122
Public official contact regarding indirect collection of information:	Email: exemptmarketfilings@osc.gov.on.ca
Privacy Officer	Public official contact regarding indirect collection of
information: Inquiries Officer
The Manitoba Securities Commission
500 – 400 St. Mary Avenue	Prince Edward Island Securities Office
Winnipeg, Manitoba R3C 4K5	95 Rochford Street, 4th Floor Shaw Building
Telephone: (204) 945-2548	P.O. Box 2000
Toll free in Manitoba 1-800-655-5244	Charlottetown, Prince Edward Island C1A 7N8
Facsimile: (204) 945-0330	Telephone: (902) 368-4569
Public official contact regarding indirect collection of information:	Facsimile: (902) 368-5283
Director	Public official contact regarding indirect collection of
information: Superintendent of Securities
Financial and Consumer Services Commission (New
Brunswick)	Autorité des marchés financiers
85 Charlotte Street, Suite 300	800, Square Victoria, 22[e] étage
Saint John, New Brunswick E2L 2J2	C.P. 246, Tour de la Bourse
Telephone: (506) 658-3060	Montréal, Québec H4Z 1G3
Toll free in Canada: 1-866-933-2222	Telephone: (514) 395-0337 or 1-877-525-0337
Facsimile: (506) 658-3059	Facsimile: (514) 873-6155 (For filing purposes only)
Email: info@fcnb.ca	Facsimile: (514) 864-6381 (For privacy requests only)
Public official contact regarding indirect collection of information:	Email: financementdessocietes@lautorite.qc.ca (For corporate
Chief Executive Officer and Privacy Officer	finance issuers); fonds_dinvestissement@lautorite.qc.ca (For investment fund issuers)
Government of Newfoundland and Labrador	Public official contact regarding indirect collection of
Office of the Superintendent	information: Corporate Secretary
Department of Digital Government and Service NL
P.O. Box 8700	Financial and Consumer Affairs Authority of Saskatchewan
Confederation Building	Suite 601 - 1919 Saskatchewan Drive
2nd Floor, West Block	Regina, Saskatchewan S4P 4H2
Prince Philip Drive	Telephone: (306) 787-5879
St. John’s, Newfoundland and Labrador A1B 4J6	Facsimile: (306) 787-5899
Attention: Superintendent of Securities	Public official contact regarding indirect collection of
Telephone: (709) 729-2571	information: Executive Director, Securities Division
Facsimile: (709) 729-6187
Public official contact regarding indirect collection of information:
Superintendent of Securities

Government of the Northwest Territories	Office of the Superintendent of Securities
Office of the Superintendent of Securities	Government of Yukon
P.O. Box 1320	Department of Community Services
Yellowknife, Northwest Territories X1A 2L9	307 Black Street, 1st Floor
Attention: Deputy Superintendent, Legal & Enforcement	P.O. Box 2703, C-6
Telephone: (867) 767-9305	Whitehorse, Yukon Y1A 2C6
Facsimile: (867) 873-0243	Telephone: (867) 667-5466
Public official contact regarding indirect collection of information:	Facsimile: (867) 393-6251
Superintendent of Securities	Email: securities@yukon.ca
Public official contact regarding indirect collection of
Nova Scotia Securities Commission	information: Superintendent of Securities
Suite 400, 5251 Duke Street
Duke Tower
P.O. Box 458
Halifax, Nova Scotia B3J 2P8
Telephone: (902) 424-7768
Facsimile: (902) 424-4625
Public official contact regarding indirect collection of information:
Executive Director